                              LETTER OF TRANSMITTAL
            TO ACCOMPANY CERTIFICATE(S) FOR SHARES OF COMMON STOCK OF
                        KINDERCARE LEARNING CENTERS, INC.
                  SURRENDERED IN CONNECTION WITH THE MERGER OF
                             KCLC ACQUISITION CORP.
                                  WITH AND INTO
                        KINDERCARE LEARNING CENTERS, INC.

     This Letter of Transmittal is to accompany certificates for shares of common stock, par value $.01 per share ("KinderCare Common Stock"), of KinderCare Learning Centers, Inc. ("KinderCare" or the "Company") if such certificates have NOT been submitted pursuant to an effective election (a "Non-Cash Election") to retain shares of KinderCare Common Stock ("Non-Cash Election Shares") in connection with the proposed merger (the "Merger") of KCLC Acquisition Corp. with and into KinderCare. Holders of KinderCare Common Stock who have previously made an effective Non-Cash Election (any such holder, an "Electing Holder") need not submit this Form with respect to the shares covered by such Non-Cash Election. Each share of KinderCare Common Stock subject to such Non-Cash Election will automatically, subject to proration as described in the Proxy Statement (as defined below), be converted into the right to retain Non-Cash Election Shares.

     By delivering certificates for shares of KinderCare Common Stock, the registered holder of such certificates releases the Company, KCLC and their respective affiliates, directors, officers, employees, partners, agents, advisors and representatives, and their respective successors and assigns, from any and all claims arising from or in connection with the purchase or ownership of such KinderCare Common Stock or the exchange of such KinderCare Common Stock pursuant to the Merger Agreement (as defined herein).

          To:  ChaseMellon Shareholder Services L.L.C., Exchange Agent
                                1-(800)-777-3674

     BY MAIL:                                     BY FACSIMILE:                 BY HAND OR OVERNIGHT COURIER:
ChaseMellon Shareholder Services, L.L.C.         (201) 329-8936            ChaseMellon Shareholder Services, L.L.C.
Midtown Station                                                                   120 Broadway, 13th Floor
P.O. Box 798                                                                         New York, NY 10271
New York, NY 10018                                                                ATTN: Reorganization Dept.
ATTN: Reorganization Dept.



                                            CONFIRM BY TELEPHONE TO:
                                        (201) 296-4209 or (201) 296-4381


Delivery of this Letter of Transmittal to an address other than as set forth above does not constitute a valid delivery.
PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

BOX I
-------------------------------------------------------------------------------
                                                     SHARES SUBMITTED
NAME AND ADDRESS OF REGISTERED HOLDER*     (ATTACH ADDITIONAL LIST IF NECESSARY)
--------------------------------------------------------------------------------
                                                              TOTAL NUMBER OF
                                             CERTIFICATE   SHARES REPRESENTED BY
                                                NUMBER         CERTIFICATE(S)
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------
--------------------------------------------------------------------------------
                                             Total Shares
--------------------------------------------------------------------------------
* Only certificates registered in a single form may be deposited with this Letter of Transmittal. If certificates are registered in different forms (e.g., John R. Doe and J.R. Doe), it will be necessary to fill in, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.
--------------------------------------------------------------------------------

/ / Check here if you cannot locate your certificates. Upon receipt of this Letter of Transmittal, the Agent will contact you directly with replacement instructions.

Ladies and Gentlemen:

     In connection with the Merger, the undersigned hereby submits the certificate(s) for shares of common stock, par value $.01 per share, of KinderCare ("KinderCare Common Stock") listed in BOX I. Delivery of the enclosed certificates shall be effected, and risk of loss of and title to such certificates shall pass, only upon delivery thereof to you.

     It is understood that this Letter of Transmittal is subject to (i) the terms, conditions and limitations set forth in the Proxy Statement, dated January ___, 1997, relating to the Merger (including all annexes thereto, and as it may be amended or supplemented from time to time, the "Proxy Statement"), receipt of which is acknowledged by the undersigned, (ii) the terms of the Agreement and Plan of Merger, dated as of October 3, 1996 and as amended as of December 27, 1996, as the same may be amended or supplemented from time to time (the "Merger Agreement"), a conformed copy of which appears as Annex I to the Proxy Statement, and (iii) the accompanying Instructions.

     By delivering certificates for shares of KinderCare Common Stock, the registered holder of such certificates releases the Company, KCLC and their respective affiliates, directors, officers, employees, partners, agents, advisors and representatives, and their respective successors and assigns, from any and all claims arising from or in connection with the purchase or ownership of such KinderCare Common Stock or the exchange of such KinderCare Common Stock pursuant to the Merger Agreement.

     The undersigned authorizes and instructs you, as Exchange Agent, to deliver such certificates of KinderCare Common Stock to the Company and to receive on behalf of the undersigned, in exchange for the shares of KinderCare Common Stock represented thereby, any check for cash or, in the event of proration, certificate for Non-Cash Election Shares issuable in the Merger.

     Unless otherwise indicated under Special Payment Instructions below, please issue any check and/or any certificate for Non-Cash Election Shares issuable in exchange for the shares of KinderCare Common Stock represented by the certificates submitted hereby in the name of the registered holder(s) of such KinderCare Common Stock. Similarly, unless otherwise indicated under Special Delivery Instructions, please mail any check and/or any certificate for Non-Cash Election Shares issuable in exchange for the shares of KinderCare Common Stock represented by the certificates submitted hereby to the registered holder(s) of KinderCare Common Stock at the address or addresses shown above.

 BOX II
________________________________________________________________________________

                          SPECIAL PAYMENT INSTRUCTIONS
                       (SEE INSTRUCTIONS C(5) AND C(6))
     To be completed ONLY if the checks are to be made payable to someone other than the registered holder(s) of shares of KinderCare Common Stock.

Name
--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address
       -------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              (INCLUDING ZIP CODE)

--------------------------------------------------------------------------------
                             (TAX IDENTIFICATION OR
                             SOCIAL SECURITY NUMBER)
________________________________________________________________________________


BOX III
________________________________________________________________________________

                          SPECIAL DELIVERY INSTRUCTIONS
                             (SEE INSTRUCTION C(7))

     To be completed ONLY if the checks are to be made payable to the registered holder(s) of shares of KinderCare Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder(s) set forth above.

Name
    ----------------------------------------------------------------------------
                                 (PLEASE PRINT)

--------------------------------------------------------------------------------
                                 (PLEASE PRINT)

Address
       -------------------------------------------------------------------------
                              (INCLUDING ZIP CODE)
________________________________________________________________________________


BOX IV
________________________________________________________________________________

                    SIGN HERE AND HAVE SIGNATURES GUARANTEED
         (SEE INSTRUCTIONS C(1) AND C(6) CONCERNING SIGNATURE GUARANTEE)

                                       Name(s):
----------------------------------             ---------------------------------
                                                         (PLEASE PRINT)

                                       Name(s):
----------------------------------             ---------------------------------
                                                         (PLEASE PRINT)

                                       Name(s):
----------------------------------             ---------------------------------
   (SIGNATURE(S) OF OWNER(S)                              (PLEASE PRINT)


Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a fiduciary capacity, set forth full title in such capacity and see Instruction C(3).

                                       -----------------------------------------

                                       -----------------------------------------
                                          (AREA CODE AND TELEPHONE NUMBER(S))

                                       -----------------------------------------

                                       -----------------------------------------
                                                 (TAX IDENTIFICATION OR
                                               SOCIAL SECURITY NUMBER(S))

SIGNATURE(S)
GUARANTEED:                            DATED                               1997.
           -------------------------        -------------------------------
            (SEE INSTRUCTION C(6))
________________________________________________________________________________

                        (DO NOT WRITE IN SPACES BELOW)

___________________________________________________________________________________________________________________________________
                                                                              SHARES
                                                                            CONVERTED
  SHARES         SHARES                                                  INTO NON-CASH
SURRENDERED    CONVERTED                                  AMOUNT OF         ELECTION              CERTIFICATE      BLOCK
    d          INTO CASH        CHECK NO.                   CHECK           SHARES                   NO.           NO.
____________________________________________________________________________________________________________________________________



____________________________________________________________________________________________________________________________________
DELIVERY PREPARED BY                                                    CHECKED BY
                     ---------------------------------------                       ------------------------------------------------

                                 INSTRUCTIONS

A. SPECIAL CONDITIONS; PRORATION PROCEDURES

     Subject to the proration procedures described in the Proxy Statement, holders of KinderCare Common Stock who (i) declined to make a Non-Cash Election,
(ii) failed to make an effective Non-Cash Election or (iii) made an effective Non-Cash Election but who will not receive Non-Cash Election Shares due to proration, in each case with respect to any or all of their shares, will receive in exchange for each share of KinderCare Common Stock, the right to receive $19.00 in cash. See Instruction B.

     A description of the proration procedures is set forth in the Proxy Statement under "THE MERGER---Non-Cash Election" and "THE MERGER--Non-Cash Election Procedure." A full statement of the proration procedures is contained in the Merger Agreement and any receipt of cash is subject to compliance with such procedures.

     AS A RESULT OF THE PRORATION PROCEDURES, HOLDERS OF KINDERCARE COMMON STOCK MAY RECEIVE NON-CASH ELECTION SHARES OR CASH IN AMOUNTS WHICH VARY FROM THE AMOUNTS SUCH HOLDERS ELECT TO RECEIVE. SUCH HOLDERS WILL NOT BE ABLE TO CHANGE THE NUMBER OF NON-CASH ELECTION SHARES OR THE AMOUNT OF CASH ALLOCATED TO THEM PURSUANT TO SUCH PROCEDURES.

B. RECEIPT OF CHECKS AND/OR CERTIFICATES IN EXCHANGE FOR KINDERCARE COMMON
STOCK.

     As soon as practicable after the Effective Time, the Exchange Agent will mail to the registered holder listed in BOX I (or his or her designee listed in BOX II OR III), a check from KinderCare for an amount equal to $19.00 in cash with respect to each share of KinderCare Common Stock which is submitted with any Letter of Transmittal, subject to the proration procedures described in the Proxy Statement.

     As a result of proration, a holder of KinderCare Common Stock may receive Non-Cash Election Shares instead of cash. No fractional Non-Cash Election Shares will be issued in connection with the Merger. In lieu thereof, the Exchange Agent, as agent for the holders of KinderCare Common Stock who become entitled to a fraction of a Non-Cash Election Share, shall promptly sell the aggregate of the fractional share interests of such holders and remit the net proceeds thereof (after commissions, costs and expenses incurred in connection with such sale) to such holders according to their respective interests therein.

C. GENERAL.

     1. EXECUTION AND DELIVERY. This Letter of Transmittal must be properly filled in, dated and signed in BOX IV, and must be delivered (together with stock certificates representing the shares of KinderCare Common Stock being submitted) to the Exchange Agent at either of the addresses set forth above.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF SENT BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS SUGGESTED.

     2. INADEQUATE SPACE. If there is insufficient space on this Form to list all your stock certificates being submitted to Exchange Agent, please attach a separate list.

     3. SIGNATURES. The signature (or signatures, in the case of certificates owned by two or more joint holders) on this Letter of Transmittal should correspond exactly with the name(s) as written on the face of the certificate(s) submitted, unless shares of KinderCare Common Stock described on this Letter of Transmittal have been assigned by the registered holder(s), in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee indicated on the transfers attached to or endorsed on the certificates.

     If this Letter of Transmittal is signed by a person or persons other than the registered owners of the certificates listed, the certificates must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear on the certificates.

     If this Letter of Transmittal or any stock certificate(s) or stock power(s) are signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact or any other person acting in a representative or fiduciary capacity, the person signing must give such person's full title in such capacity and appropriate evidence of authority to act in such capacity must be forwarded with this Letter of Transmittal.

     4. LOST OR DESTROYED CERTIFICATES. If your stock certificate(s) has been either lost or destroyed, please check the box on the front of this Letter of Transmittal below your name and address and the appropriate forms for replacement will be sent to you. You will then be instructed as to the steps you must take in order to receive any checks and/or a stock certificate(s) representing Non-Cash Election Shares in accordance with the Merger Agreement.

     5. CHECKS AND/OR NEW STOCK CERTIFICATES IN SAME NAME. If any checks or stock certificate(s) representing Non-Cash Election Shares are to be registered in, or made payable to the order of, exactly the same name(s) that appears on the certificate(s) representing shares of KinderCare Common Stock submitted with this Letter of Transmittal, no endorsement of certificate(s) or separate stock power(s) is required.

     6. CHECKS AND/OR NEW CERTIFICATES IN DIFFERENT NAME. If any checks or stock certificate(s) representing Non-Cash Election Shares are to be registered in, or made payable to the order of, other than exactly the name that appears on the certificate(s) representing shares of KinderCare Common Stock submitted for exchange herewith, such exchange shall not be made by the Exchange Agent unless the certificates submitted are endorsed, BOX II is completed, and the signature is guaranteed in BOX IV by a member of a national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank (not a savings bank or a savings & loan association) or trust company in the United States which is a member in good standing of the Agent's Medallion Program.

     7. SPECIAL DELIVERY INSTRUCTIONS. If the checks are to be made payable to the order of, or the certificates for Non-Cash Election Shares are to be registered in, the name of the registered holder(s) of shares of KinderCare Common Stock, but are to be sent to someone other than the registered holder(s) or to an address other than the address of the registered holder, it will be necessary to indicate such person or address in BOX III.

     8. MISCELLANEOUS. A single check and/or a single stock certificate representing Non-Cash Election Shares will be issued in exchange for shares of KinderCare Common Stock submitted herewith.

     All questions with respect to this Letter of Transmittal will be determined by KinderCare and KLC Associates, L.P., which determination shall be conclusive and binding.

     9. BACKUP FEDERAL INCOME TAX WITHHOLDING AND SUBSTITUTE FORM W-9. Under the "backup withholding" provisions of Federal income tax law, the Exchange Agent may be required to withhold 31% of the amount of any payments made to holders of KinderCare Common Stock pursuant to the Merger. The prevent backup withholding, each holder should complete and sign the Substitute Form W-9 included in this Letter of Transmittal and either: (a) provide the correct taxpayer identification number ("TIN") and certify, under penalties of perjury, that the TIN provided is correct (or that such holder is awaiting a TIN), and that (i) the holder has not been notified by the Internal Revenue Service (the "IRS") that the holder is subject to backup withholding as a result of failure to report all interest or dividends, or (ii) the IRS has notified the holder that the holder is no longer subject to backup withholding; or (b) provide an adequate basis for exemption. If the box in Part 2 of the substitute Form W-9 is checked, the Exchange Agent shall retain 31% of payments made to a holder during the sixty (60) day period following the date of the Substitute Form W-9. If the holder furnishes the Exchange Agent with his or her TIN within sixty (60) days of the date of the Substitute Form W-9, the Exchange Agent shall remit such amounts retained during the sixty (60) day period to the holder and no further amounts shall be retained or withheld from payments made to the holder thereafter. If, however, the holder has not provided the Exchange Agent with his or her TIN within such sixty (60) day period, the Exchange Agent shall remit such previously retained amounts to the IRS as backup withholding and shall withhold 31% of all payments to the holder thereafter until the holder furnishes a TIN to the Exchange Agent. In general, if a holder is an individual, the TIN is the Social Security number of such individual. If the certificates for KinderCare Common Stock are registered in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the Exchange Agent is not provided with the correct TIN or an adequate basis for exemption, the holder may be subject to a $50 penalty imposed by the IRS and backup withholding at a rate of 31%. Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such holder must submit a statement (generally, IRS Form W-8), signed under penalties of perjury, attesting to that individual's exempt status. A form for such statements can be obtained from the Exchange Agent.

     For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if Stock is held in more than one name), consult the Guideline of the IRS for Certification of Taxpayer Identification Number on Substitute Form W-9.

     Failure to complete the Substitute Form W-9 will not, by itself, cause KinderCare Common Stock to be deemed invalidly tendered, but may require the Exchange Agent to withhold 31% of the amount of any payments made pursuant to the Merger. Backup withholding is not an additional Federal income tax. Rather, the Federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an payment of taxes, a refund may be obtained.

     Additional copies of this Letter may be obtained from ChaseMellon Shareholder Services, L.L.C. (whose telephone number is (800) 777-3674).

--------------------------------------------------------------------------------
Payer: ChaseMellon Shareholder Services
--------------------------------------------------------------------------------

SUBSTITUTE          Part 1--PLEASE PROVIDE        Social Security Number
                    YOUR TIN IN THE BOX AT   OR ______________________________
FORM W-9            THE RIGHT AND CERTIFY       Employer Identification Number
                    BY SIGNING AND DATING
                    BELOW.

                    ------------------------------------------------------------

Department of the   Part 2--Please check the box at the right if you have
Treasury Internal   applied for, and are awaiting receipt of, your TIN. / /
Revenue Service

PAYER'S REQUEST
FOR TAXPAYER
IDENTIFICATION
NUMBER (TIN)
--------------------------------------------------------------------------------

Certification--under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see Certification under Specific Instructions in the enclosed Guidelines.)

SIGNATURE _________________________________   DATE __________________, 1997
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9, YOU MUST SIGN AND DATE THE FOLLOWING CERTIFICATION:

            CERTIFICATION OF PAYEE AWAITING TAXPAYER IDENTIFICATION NUMBER

--------------------------------------------------------------------------------
    I certify, under penalties of perjury, that a Taxpayer Identification
Number has not been issued to me, and that I mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate IRS Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that if I do not provide a Taxpayer Identification Number to the payer, 31 percent of all payments made to me pursuant to this Merger shall be retained until I provide a Tax Identification Number to the payer and that, if I do not provide my Taxpayer Identification Number within sixty (60) days, such retained amounts shall be remitted to the IRS as backup withholding and 31 percent of all reportable payments made to me thereafter will be withheld and remitted to the IRS until I provide a Taxpayer Identification Number.

SIGNATURE _______________________________  DATE ________________________________
--------------------------------------------------------------------------------


    NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE ELECTION, PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.